LAW 553-CA-ARB-ea 7/16

Stock No JX686610
Deal ID 39423

RETAIL INSTALLMENT SALE CONTRACT – SIMPLE FINANCE CHARGE (WITH ARBITRATION PROVISION)

Dealer Number 0000004077 Contract Number AD-3-42000078829912 R O S Number N/A Stock Number JX686610

Buyer Name and Address (Including County and Zip Code)	Co-Buyer Name and Address (Including County and Zip Code)	Seller-Creditor (Name and Address)
SLIDEBELTS INC 4818 GOLDEN FOOTHILL PKWY EL DORADO HILLS, County of EL DORADO, CA 95762	BRIGHAM T TAYLOR 2230 VALLEY VIEW PHWY APT 427 EL DORADO HILLS, County of EL DORADO, CA 95762	GPI SAC-T, INC 12747 FOLSOM BOULEVARD FOLSOM, CA 95630

You, the Buyer (and Co-Buyer, if any), may buy the vehicle below for cash or on credit By signing this contract, you choose to buy the vehicle on credit under the agreements on all pages of this contract You agree to pay the Seller - Creditor (sometimes "we" or "us" in this contract) the Amount Financed and Finance Charge in U S funds according to the payment schedule below We will figure your finance charge on a daily basis The Truth-In-Lending Disclosures below are part of this contract

New Used	Year	Make and Model	Odometer	Vehicle Identification Number	Primary Use For Which Purchased
New	2018	Toyota Tundra 4WD	8	5TFHY5F10JX686610	Personal, family or household unless otherwise indicated below ☒ business or commercial

FEDERAL TRUTH-IN-LENDING DISCLOSURES

ANNUAL PERCENTAGE RATE The cost of your credit as a yearly rate	FINANCE CHARGE The dollar amount the credit will cost you	Amount Financed The amount of credit provided to you or on your behalf	Total of Payments The amount you will have paid after you have made all payments as scheduled	Total Sale Price The total cost of your purchase on credit, including your down payment of $ 12,750 00 is
7 84 %	$ 10,394 37 (e)	$ 39,854 43 (e)	$ 50,248 80 (e)	$ 62,998 80 (e)

(e) means an estimate

YOUR PAYMENT SCHEDULE WILL BE:

Number of Payments	Amount of Payments	When Payments Are Due
One Payment of	N/A	N/A
One Payment of	N/A	N/A
One Payment of	N/A	N/A
72 Payments	$ 697 90	Monthly beginning 11/25/2017
N/A	N/A	N/A
One final payment	N/A	N/A

Late Charge. If payment is not received in full within 10 days after it is due, you will pay a late charge of 5% of the part of the payment that is late
Prepayment. If you pay early, you may be charged a minimum finance charge
Security Interest. You are giving a security interest in the vehicle being purchased
Additional Information: See this contract for more information including information about nonpayment, default, any required repayment in full before the scheduled date, minimum finance charges, and security interest.

STATEMENT OF INSURANCE

NOTICE. No person is required as a condition of financing the purchase of a motor vehicle to purchase or negotiate any insurance through a particular insurance company, agent or broker You are not required to buy any other insurance to obtain credit Your decision to buy or not buy other insurance will not be a factor in the credit approval process

Vehicle Insurance

	Term	Premium
$ N/A Ded. Comp., Fire & Theft	N/A Mos.	$ N/A
$ N/A Ded. Collision	N/A Mos.	$ N/A
Bodily Injury $ N/A Limits	N/A Mos.	$ N/A
Property Damage $ N/A Limits	N/A Mos.	$ N/A
Medical N/A	N/A Mos.	$ N/A
N/A	N/A Mos.	$ N/A
Total Vehicle Insurance Premiums		$ N/A

UNLESS A CHARGE IS INCLUDED IN THIS AGREEMENT FOR PUBLIC LIABILITY OR PROPERTY DAMAGE INSURANCE, PAYMENT FOR SUCH COVERAGE IS NOT PROVIDED BY THIS AGREEMENT

You may buy the physical damage insurance this contract requires from anyone you choose who is acceptable to us. You are not required to buy any other insurance to obtain credit.

Buyer X A [signature]
Co-Buyer X A [signature]
Seller X A [signature]

Agreement to Arbitrate: By signing below, you agree that, pursuant to the Arbitration Provision on page 7 of this contract, you or we may elect to resolve any dispute by neutral, binding arbitration and not by a court action See the Arbitration Provision for additional information concerning the agreement to arbitrate

Buyer Signs X B [signature]
Co-Buyer Signs X B [signature]

AUTO BROKER FEE DISCLOSURE

If this contract reflects the retail sale of a new motor vehicle, the sale is not subject to a fee received by an autobroker from us unless the following box is checked:

☐ **Name of autobroker receiving fee, if applicable:** N/A

True and Accurate Completed Copy - UCC Non-Authoritative Copy

ITEMIZATION OF THE AMOUNT FINANCED (Seller may keep part of the amounts paid to others.)

1. Total Cash Price

A Cash Price of Motor Vehicle and Accessories $ 46,007 00 (A)

1 Cash Price Vehicle $ 46,007 00

2 Cash Price Accessories $ N/A

3 Other (Nontaxable)

Describe N/A $ N/A

Describe N/A $ N/A

B Document Processing Charge (not a governmental fee) $ 80 00 (B)

C Emissions Testing Charge (not a governmental fee) $ N/A (C)

D (Optional) Theft Deterrent Device(s)

1 (paid to) N/A $ N/A (D1)

2 (paid to) N/A $ N/A (D2)

3 (paid to) N/A $ N/A (D3)

E (Optional) Surface Protection Product(s)

1 (paid to) N/A $ N/A (E1)

2 (paid to) N/A $ N/A (E2)

F EV Charging Station (paid to) N/A $ N/A (F)

G Sales Tax (on taxable items in A through F) $ 3,322 68 (G)

H Electronic Vehicle Registration or Transfer Charge (not a governmental fee) (paid to) CVR $ 29.00 (H)

I (Optional) Service Contract(s)

1 (paid to) TMISVSA $ 2,750 00 (I1)

2 (paid to) N/A $ N/A (I2)

3 (paid to) N/A $ N/A (I3)

4 (paid to) N/A $ N/A (I4)

5 (paid to) N/A $ N/A (I5)

J Prior Credit or Lease Balance (e) paid by Seller to Vehicle 1 N/A Vehicle 2 N/A $ N/A (J) (see downpayment and trade-in calculation)

K (Optional) Debt Cancellation Agreement $ N/A (K)

L (Optional) Used Vehicle Contract Cancellation Option Agreement $ N/A (L)

M Other (paid to) N/A $ N/A (M) For N/A

N Other (paid to) N/A $ N/A (N) For N/A

Total Cash Price (A through N) $ 52,188 68 (1)

2. Amounts Paid to Public Officials

A Vehicle License Fees $ 297 00 (A)

B Registration/Transfer/Titling Fees $ 110 00 (B)

C California Tire Fees $ 8 75 (C)

D Other N/A $ N/A (D)

Total Official Fees (A through D) $ 415 75 (2)

3. Amount Paid to Insurance Companies (Total premiums from Statement of Insurance) $ N/A (3)

4. ☐ State Emissions Certification Fee or ☐ State Emissions Exemption Fee $ N/A (4)

5. Subtotal (1 through 4) $ 52,604 43 (5)

6. Total Downpayment

A Total Agreed Value of Property Being Traded-In (see Trade-In Vehicle(s)) $ N/A (A) Vehicle 1 $ N/A Vehicle 2 $ N/A

B Total Less Prior Credit or Lease Balance (e) $ N/A (B) Vehicle 1 $ N/A Vehicle 2 $ N/A

C Total Net Trade-In (A–B) (indicate if negative number) $ N/A (C) Vehicle 1 $ N/A Vehicle 2 $ N/A

D Deferred Downpayment Payable to Seller $ N/A (D)

E Manufacturer's Rebate $ 750 00 (E)

F Other N/A $ N/A (F)

G Cash, Cash Equivalent, Check, Credit Card, or Debit Card $ 12,000 00 (G)

Total Downpayment (C through G) $ 12,750 00 (6)

(If negative, enter zero on line 6 and enter the amount less than zero as a positive number on line 1J above)

7. Amount Financed (5 less 6) $ 39,854 43 (7)

OPTIONAL SERVICE CONTRACT(S) You want to purchase the service contract(s) written with the following company(ies) for the term(s) shown below for the charge(s) shown in item 1I

I1 Company TMIS Term 84 Mos. or 125000 Miles

I2 Company N/A Term N/A Mos. or N/A Miles

I3 Company N/A Term N/A Mos. or N/A Miles

I4 Company N/A Term N/A Mos. or N/A Miles

I5 Company N/A Term N/A Mos. or N/A Miles

Buyer X C

OPTIONAL DEBT CANCELLATION AGREEMENT. A debt cancellation agreement is not required to obtain credit and will not be provided unless you sign below and agree to pay the extra charge If you choose to buy debt cancellation, the charge is shown in item 1K of the Itemization of Amount Financed. See your debt cancellation agreement for details on the terms and conditions it provides. It is a part of this contract.

Term N/A Mos N/A Debt Cancellation Agreement

I want to buy a debt cancellation agreement

Buyer Signs X D N/A

Trade-In Vehicle(s)

1 Vehicle 1

Year N/A Make N/A

Model N/A Odometer N/A

VIN N/A

a Agreed Value of Property $ N/A

b Buyer/Co-Buyer Retained Trade Equity $ N/A

c Agreed Value of Property Being Traded-In (a–b) $ N/A

d Prior Credit or Lease Balance $ N/A

e Net Trade-In (c–d) (must be ≥ 0 for buyer/co-buyer to retain equity) $ N/A

2 Vehicle 2

Year N/A Make N/A

Model N/A Odometer N/A

VIN N/A

a Agreed Value of Property $ N/A

b Buyer/Co-Buyer Retained Trade Equity $ N/A

c Agreed Value of Property Being Traded-In (a–b) $ N/A

d Prior Credit or Lease Balance $ N/A

e Net Trade-In (c–d) (must be ≥ 0 for buyer/co-buyer to retain equity) $ N/A

Total Agreed Value of Property Being Traded-In (1c+2c) $ N/A*

Total Prior Credit or Lease Balance (1d+2d) $ N/A*

Total Net Trade-In (1e+2e) $ N/A*

(*See item 6A–6C in the Itemization of Amount Financed)

OPTION: ☐ You pay no finance charge if the Amount Financed, item 7, is paid in full on or before N/A , Year N/A

SELLER'S INITIALS N/A

True and Accurate Completed Copy - UCC Non-Authoritative Copy

Trade-In Payoff Agreement: Seller relied on information from you and/or the lienholder or lessor of your trade-in vehicle(s) to arrive at the payoff amount shown as the Prior Credit or Lease Balance in Trade-In Vehicle(s) You understand that the amount quoted is an estimate

Seller agrees to pay the payoff amount shown as the Prior Credit or Lease Balance in Trade-In Vehicle(s) to the lienholder or lessor of the trade-in vehicle(s), or its designee If the actual payoff amount is more than the amount shown as the Prior Credit or Lease Balance in Trade-In Vehicle(s), you must pay the Seller the excess on demand If the actual payoff amount is less than the amount shown as the Prior Credit or Lease Balance in Trade-In Vehicle(s), Seller will refund to you any overage Seller receives from your prior lienholder or lessor Except as stated in the "NOTICE" on page 5 of this contract, any assignee of this contract will not be obligated to pay the Prior Credit or Lease Balance shown in Trade-In Vehicle(s) or any refund

Buyer Signature X E N/A **Co-Buyer Signature X** E N/A

HOW THIS CONTRACT CAN BE CHANGED. This contract contains the entire agreement between you and us relating to this contract. Any change to the contract must be in writing and both you and we must sign it. No oral changes are binding

Buyer Signs X F **Co-Buyer Signs X** F

SELLER'S RIGHT TO CANCEL If Buyer and Co-Buyer sign here, the provisions of the Seller's Right to Cancel section on page 5 of this contract giving the Seller the right to cancel if Seller is unable to assign this contract to a financial institution will apply

Buyer X G **Co-Buyer X** G

THE MINIMUM PUBLIC LIABILITY INSURANCE LIMITS PROVIDED IN LAW MUST BE MET BY EVERY PERSON WHO PURCHASES A VEHICLE IF YOU ARE UNSURE WHETHER OR NOT YOUR CURRENT INSURANCE POLICY WILL COVER YOUR NEWLY ACQUIRED VEHICLE IN THE EVENT OF AN ACCIDENT, YOU SHOULD CONTACT YOUR INSURANCE AGENT

WARNING

YOUR PRESENT POLICY MAY NOT COVER COLLISION DAMAGE OR MAY NOT PROVIDE FOR FULL REPLACEMENT COSTS FOR THE VEHICLE BEING PURCHASED. IF YOU DO NOT HAVE FULL COVERAGE, SUPPLEMENTAL COVERAGE FOR COLLISION DAMAGE MAY BE AVAILABLE TO YOU THROUGH YOUR INSURANCE AGENT OR THROUGH THE SELLING DEALER HOWEVER, UNLESS OTHERWISE SPECIFIED, THE COVERAGE YOU OBTAIN THROUGH THE DEALER PROTECTS ONLY THE DEALER, USUALLY UP TO THE AMOUNT OF THE UNPAID BALANCE REMAINING AFTER THE VEHICLE HAS BEEN REPOSSESSED AND SOLD

FOR ADVICE ON FULL COVERAGE THAT WILL PROTECT YOU IN THE EVENT OF LOSS OR DAMAGE TO YOUR VEHICLE, YOU SHOULD CONTACT YOUR INSURANCE AGENT

THE BUYER SHALL SIGN TO ACKNOWLEDGE THAT HE/SHE UNDERSTANDS THESE PUBLIC LIABILITY TERMS AND CONDITIONS

S/S X H X H

Electronic Contracting and Signature Acknowledgment. You agree that (i) this contract is an electronic contract executed by you using your electronic signature, (ii) your electronic signature signifies your intent to enter into this contract and that this contract be legally valid and enforceable in accordance with its terms to the same extent as if you had executed this contract using your written signature and (iii) the authoritative copy of this contract ("Authoritative Copy") shall be that electronic copy that resides in a document management system designated by us for the storage of authoritative copies of electronic records, which shall be deemed held by us in the ordinary course of business Notwithstanding the foregoing, if the Authoritative Copy is converted by printing a paper copy which is marked by us as the original (the "Paper Contract"), then you acknowledge and agree that (1) your signing of this contract with your electronic signature also constitutes issuance and delivery of such Paper Contract, (2) your electronic signature associated with this contract, when affixed to the Paper Contract, constitutes your legally valid and binding signature on the Paper Contract and (3) subsequent to such conversion, your obligations will be evidenced by the Paper Contract alone.

CREDIT DISABILITY INSURANCE NOTICE
CLAIM PROCEDURE

If you become disabled, you must tell us right away (You are advised to send this information to the same address to which you are normally required to send your payments, unless a different address or telephone number is given to you in writing by us as the location where we would like to be notified.) We will tell you where to get claim forms You must send in the completed form to the insurance company as soon as possible and tell us as soon as you do

If your disability insurance covers all of your missed payment(s), WE CANNOT TRY TO COLLECT WHAT YOU OWE OR FORECLOSE UPON OR REPOSSESS ANY COLLATERAL UNTIL THREE CALENDAR MONTHS AFTER your first missed payment is due or until the insurance company pays or rejects your claim, whichever comes first We can, however, try to collect, foreclose, or repossess if you have any money due and owing us or are otherwise in default when your disability claim is made or if a senior mortgage or lien holder is foreclosing

If the insurance company pays the claim within the three calendar months, we must accept the money as though you paid on time If the insurance company rejects the claim within the three calendar months or accepts the claim within the three calendar months on a partial disability and pays less than for a total disability, you will have 35 days from the date that the rejection or the acceptance of the partial disability claim is sent to pay past due payments, or the difference between the past due payments and what the insurance company pays for the partial disability, plus late charges. You can contact us, and we will tell you how much you owe After that time, we can take action to collect or foreclose or repossess any collateral you may have given

If the insurance company accepts your claim but requires that you send in additional forms to remain eligible for continued payments, you should send in these completed additional forms no later than required If you do not send in these forms on time, the insurance company may stop paying, and we will then be able to take action to collect or foreclose or repossess any collateral you may have given

True and Accurate Completed Copy - UCC Non-Authoritative Copy

OTHER IMPORTANT AGREEMENTS

1. FINANCE CHARGE AND PAYMENTS

a. How we will figure Finance Charge. We will figure the Finance Charge on a daily basis at the Annual Percentage Rate on the unpaid part of the Amount Financed. Seller - Creditor may receive part of the Finance Charge.

b. How we will apply payments. We may apply each payment to the earned and unpaid part of the Finance Charge, to the unpaid part of the Amount Financed and to other amounts you owe under this contract in any order we choose

c. How late payments or early payments change what you must pay. We based the Finance Charge, Total of Payments, and Total Sale Price shown on page 1 of this contract on the assumption that you will make every payment on the day it is due Your Finance Charge, Total of Payments, and Total Sale Price will be more if you pay late and less if you pay early. Changes may take the form of a larger or smaller final payment or, at our option, more or fewer payments of the same amount as your scheduled payment with a smaller final payment We will send you a notice telling you about these changes before the final scheduled payment is due

d. You may prepay. You may prepay all or part of the unpaid part of the Amount Financed at any time If you do so, you must pay the earned and unpaid part of the Finance Charge and all other amounts due up to the date of your payment. As of the date of your payment, if the minimum finance charge is greater than the earned Finance Charge, you may be charged the difference, the minimum finance charge is as follows: (1) $25 if the original Amount Financed does not exceed $1,000, (2) $50 if the original Amount Financed is more than $1,000 but not more than $2,000, or (3) $75 if the original Amount Financed is more than $2,000

2. YOUR OTHER PROMISES TO US

a. If the vehicle is damaged, destroyed, or missing. You agree to pay us all you owe under this contract even if the vehicle is damaged, destroyed, or missing

GAP LIABILITY NOTICE

In the event of theft or damage to your vehicle that results in a total loss, there may be a gap between the amount you owe under this contract and the proceeds of your insurance settlement and deductible. THIS CONTRACT PROVIDES THAT YOU ARE LIABLE FOR THE GAP AMOUNT An optional debt cancellation agreement for coverage of the gap amount may be offered for an additional charge

b. Using the vehicle. You agree not to remove the vehicle from the U S or Canada, or to sell, rent, lease, or transfer any interest in the vehicle or this contract without our written permission You agree not to expose the vehicle to misuse, seizure, confiscation, or involuntary transfer. If we pay any repair bills, storage bills, taxes, fines, or charges on the vehicle, you agree to repay the amount when we ask for it

c. Security Interest.

You give us a security interest in·

- The vehicle and all parts or goods put on it,
- All money or goods received (proceeds) for the vehicle,
- All insurance, maintenance, service, or other contracts we finance for you, and
- All proceeds from insurance, maintenance, service, or other contracts we finance for you This includes any refunds of premiums or charges from the contracts

This secures payment of all you owe on this contract. It also secures your other agreements in this contract as the law allows. You will make sure the title shows our security interest (lien) in the vehicle You will not allow any other security interest to be placed on the title without our written permission.

d. Insurance you must have on the vehicle.

You agree to have physical damage insurance covering loss of or damage to the vehicle for the term of this contract The insurance must cover our interest in the vehicle If you do not have this insurance, we may, if we choose, buy physical damage insurance If we decide to buy physical damage insurance, we may either buy insurance that covers your interest and our interest in the vehicle, or buy insurance that covers only our interest If we buy either type of insurance, we will tell you which type and the charge you must pay The charge will be the premium for the insurance and a finance charge computed at the Annual Percentage Rate shown on page 1 of this contract or, at our option, the highest rate the law permits If the vehicle is lost or damaged, you agree that we may use any insurance settlement to reduce what you owe or repair the vehicle

e. What happens to returned insurance, maintenance, service, or other contract charges. If we get a refund of insurance, maintenance, service, or other contract charges, you agree that we may subtract the refund from what you owe

3. IF YOU PAY LATE OR BREAK YOUR OTHER PROMISES

a. You may owe late charges. You will pay a late charge on each late payment as shown on page 1 of this contract. Acceptance of a late payment or late charge does not excuse your late payment or mean that you may keep making late payments If you pay late, we may also take the steps described below

b. You may have to pay all you owe at once. If you break your promises (default), we may demand that you pay all you owe on this contract at once, subject to any right the law gives you to reinstate this contract

Default means

- You do not pay any payment on time,
- You give false, incomplete, or misleading information on a credit application;
- You start a proceeding in bankruptcy or one is started against you or your property,
- The vehicle is lost, damaged or destroyed; or
- You break any agreements in this contract

The amount you will owe will be the unpaid part of the Amount Financed plus the earned and unpaid part of the Finance Charge, any late charges, and any amounts due because you defaulted

c. You may have to pay collection costs. You will pay our reasonable costs to collect what you owe, including attorney fees, court costs, collection agency fees, and fees paid for other reasonable collection efforts You agree to pay a charge not to exceed $15 if any check you give to us is dishonored

d. We may take the vehicle from you. If you default, we may take (repossess) the vehicle from you if we do so peacefully and the law allows it. If your vehicle has an electronic tracking device, you agree that we may use the device to find the vehicle If we take the vehicle, any accessories, equipment, and replacement parts will stay with the vehicle. If any personal items are in the vehicle, we may store them for you at your expense If you do not ask for these items back, we may dispose of them as the law allows

e. How you can get the vehicle back if we take it. If we repossess the vehicle, you may pay to get it back (redeem) You may redeem the vehicle by paying all you owe, or you may have the right to reinstate this contract and redeem the vehicle by paying past due payments and any late charges, providing proof of insurance, and/or taking other action to cure the default. We will provide you all notices required by law to tell you when and how much to pay and/or what action you must take to redeem the vehicle

f. **We will sell the vehicle if you do not get it back.** If you do not redeem, we will sell the vehicle We will send you a written notice of sale before selling the vehicle.

We will apply the money from the sale, less allowed expenses, to the amount you owe. Allowed expenses are expenses we pay as a direct result of taking the vehicle, holding it, preparing it for sale, and selling it. Attorney fees and court costs the law permits are also allowed expenses If any money is left (surplus), we will pay it to you unless the law requires us to pay it to someone else If money from the sale is not enough to pay the amount you owe, you must pay the rest to us If you do not pay this amount when we ask, we may charge you interest at the Annual Percentage Rate shown on page 1 of this contract, not to exceed the highest rate permitted by law, until you pay

g. **What we may do about optional insurance, maintenance, service, or other contracts.** This contract may contain charges for optional insurance, maintenance, service, or other contracts If we demand that you pay all you owe at once or we repossess the vehicle, you agree that we may claim benefits under these contracts and cancel them to obtain refunds of unearned charges to reduce what you owe or repair the vehicle If the vehicle is a total loss because it is confiscated, damaged, or stolen, we may claim benefits under these contracts and cancel them to obtain refunds of unearned charges to reduce what you owe.

4. WARRANTIES SELLER DISCLAIMS

If you do not get a written warranty, and the Seller does not enter into a service contract within 90 days from the date of this contract, the Seller makes no warranties, express or implied, on the vehicle, and there will be no implied warranties of merchantability or of fitness for a particular purpose.

This provision does not affect any warranties covering the vehicle that the vehicle manufacturer may provide If the Seller has sold you a certified used vehicle, the warranty of merchantability is not disclaimed

5. Used Car Buyers Guide. The information you see on the window form for this vehicle is part of this contract. Information on the window form overrides any contrary provisions in the contract of sale.

Spanish Translation: Guía para compradores de vehículos usados. La información que ve en el formulario de la ventanilla para este vehículo forma parte del presente contrato. La información del formulario de la ventanilla deja sin efecto toda disposición en contrario contenida en el contrato de venta.

6. SERVICING AND COLLECTION CONTACTS

You agree that we may try to contact you in writing, by e-mail, or using prerecorded/artificial voice messages, text messages, and automatic telephone dialing systems, as the law allows. You also agree that we may try to contact you in these and other ways at any address or telephone number you provide us, even if the telephone number is a cell phone number or the contact results in a charge to you **You agree that you will within a reasonable time notify us of any change in your name, address, or employment.**

7. APPLICABLE LAW

Federal law and California law apply to this contract. If any part of this contract is not valid, all other parts stay valid We may delay or refrain from enforcing any of our rights under this contract without losing them For example, we may extend the time for making some payments without extending the time for making others

8. WARRANTIES OF BUYER

You promise you have given true and correct information in your application for credit, and you have no knowledge that will make that information untrue in the future We have relied on the truth and accuracy of that information in entering into this contract Upon request, you will provide us with documents and other information necessary to verify any item contained in your credit application

You waive the provisions of Calif Vehicle Code Section 1808.21 and authorize the California Department of Motor Vehicles to furnish your residence address to us.

Seller's Right to Cancel

a. Seller agrees to deliver the vehicle to you on the date this contract is signed by Seller and you You understand that it may take some time for Seller to verify your credit and assign the contract You agree that if Seller is unable to assign the contract to any one of the financial institutions with whom Seller regularly does business under an assignment acceptable to Seller, Seller may cancel the contract

b Seller shall give you written notice (or in any other manner in which actual notice is given to you) within 10 days of the date this contract is signed if Seller elects to cancel Upon receipt of such notice, you must immediately return the vehicle to Seller in the same condition as when sold, reasonable wear and tear excepted Seller must give back to you all consideration received by Seller, including any trade-in vehicle

c If you do not immediately return the vehicle, you shall be liable for all expenses incurred by Seller in taking the vehicle from you, including reasonable attorney's fees.

d While the vehicle is in your possession, all terms of the contract, including those relating to use of the vehicle and insurance for the vehicle, shall be in full force and you shall assume all risk of loss or damage to the vehicle. You must pay all reasonable costs for repair of any damage to the vehicle until the vehicle is returned to Seller.

NOTICE: ANY HOLDER OF THIS CONSUMER CREDIT CONTRACT IS SUBJECT TO ALL CLAIMS AND DEFENSES WHICH THE DEBTOR COULD ASSERT AGAINST THE SELLER OF GOODS OR SERVICES OBTAINED PURSUANT HERETO OR WITH THE PROCEEDS HEREOF. RECOVERY HEREUNDER BY THE DEBTOR SHALL NOT EXCEED AMOUNTS PAID BY THE DEBTOR HEREUNDER.

The preceding NOTICE applies only to goods or services obtained primarily for personal, family or household use. In all other cases, Buyer will not assert against any subsequent holder or assignee of this contract any claims or defenses the Buyer (debtor) may have against the Seller, or against the manufacturer of the vehicle or equipment obtained under this contract

N/A

Notice to buyer: (1) Do not sign this agreement before you read it or if it contains any blank spaces to be filled in. (2) You are entitled to a completely filled in copy of this agreement. (3) You can prepay the full amount due under this agreement at any time. (4) If you default in the performance of your obligations under this agreement, the vehicle may be repossessed and you may be subject to suit and liability for the unpaid indebtedness evidenced by this agreement.

If you have a complaint concerning this sale, you should try to resolve it with the seller.
Complaints concerning unfair or deceptive practices or methods by the seller may be referred to the city attorney, the district attorney, or an investigator for the Department of Motor Vehicles, or any combination thereof.
After this contract is signed, the seller may not change the financing or payment terms unless you agree in writing to the change. You do not have to agree to any change, and it is an unfair or deceptive practice for the seller to make a unilateral change.

Buyer Signature X ______ Co-Buyer Signature X ______

The Annual Percentage Rate may be negotiable with the Seller. The Seller may assign this contract and retain its right to receive a part of the Finance Charge.

THERE IS NO COOLING-OFF PERIOD UNLESS YOU OBTAIN A CONTRACT CANCELLATION OPTION

California law does not provide for a "cooling-off" or other cancellation period for vehicle sales. Therefore, you cannot later cancel this contract simply because you change your mind, decide the vehicle costs too much, or wish you had acquired a different vehicle. After you sign below, you may only cancel this contract with the agreement of the seller or for legal cause, such as fraud. However, California law does require a seller to offer a two-day contract cancellation option on used vehicles with a purchase price of less than forty thousand dollars ($40,000), subject to certain statutory conditions. This contract cancellation option requirement does not apply to the sale of a recreational vehicle, a motorcycle, or an off-highway motor vehicle subject to identification under California law. See the vehicle contract cancellation option agreement for details.

YOU AGREE TO THE TERMS OF THIS CONTRACT. YOU CONFIRM THAT BEFORE YOU SIGNED THIS CONTRACT, WE GAVE IT TO YOU, AND YOU WERE FREE TO TAKE IT AND REVIEW IT. YOU ACKNOWLEDGE THAT YOU HAVE READ ALL PAGES OF THIS CONTRACT, INCLUDING THE ARBITRATION PROVISION ON PAGE 7 OF THIS CONTRACT, BEFORE SIGNING BELOW. YOU CONFIRM THAT YOU RECEIVED A COMPLETELY FILLED-IN COPY WHEN YOU SIGNED IT.

Buyer Signature X ______ Date 10/11/2017 **Co-Buyer Signature X** ______ Date 10/11/2017

Co-Buyers and Other Owners — A co-buyer is a person who is responsible for paying the entire debt. An other owner is a person whose name is on the title to the vehicle but does not have to pay the debt. The other owner agrees to the security interest in the vehicle given to us in this contract.

Other Owner Signature X N/A Address N/A

GUARANTY: To induce us to sell the vehicle to Buyer, each person who signs as a Guarantor individually guarantees the payment of this contract. If Buyer fails to pay any money owing on this contract, each Guarantor must pay it when asked. Each Guarantor will be liable for the total amount owing even if other persons also sign as Guarantor, and even if Buyer has a complete defense to Guarantor's demand for reimbursement. Each Guarantor agrees to be liable even if we do one or more of the following: (1) give the Buyer more time to pay one or more payments, (2) give a full or partial release to any other Guarantor; (3) release any security, (4) accept less from the Buyer than the total amount owing, or (5) otherwise reach a settlement relating to this contract or extend the contract. Each Guarantor acknowledges receipt of a completed copy of this contract and guaranty at the time of signing.
Guarantor waives notice of acceptance of this Guaranty, notice of the Buyer's non-payment, non-performance, and default, and notices of the amount owing at any time, and of any demands upon the Buyer.

Guarantor X N/A Date N/A Guarantor X N/A Date N/A
Address N/A Address N/A

Seller Signs GPI SAC-T, INC Date 10/11/2017 By X ______ Title FINANCE M.

True and Accurate Completed Copy - UCC Non-Authoritative Copy

ARBITRATION PROVISION
PLEASE REVIEW - IMPORTANT - AFFECTS YOUR LEGAL RIGHTS

1. **EITHER YOU OR WE MAY CHOOSE TO HAVE ANY DISPUTE BETWEEN US DECIDED BY ARBITRATION AND NOT IN COURT OR BY JURY TRIAL.**
2. **IF A DISPUTE IS ARBITRATED, YOU WILL GIVE UP YOUR RIGHT TO PARTICIPATE AS A CLASS REPRESENTATIVE OR CLASS MEMBER ON ANY CLASS CLAIM YOU MAY HAVE AGAINST US INCLUDING ANY RIGHT TO CLASS ARBITRATION OR ANY CONSOLIDATION OF INDIVIDUAL ARBITRATIONS.**
3. **DISCOVERY AND RIGHTS TO APPEAL IN ARBITRATION ARE GENERALLY MORE LIMITED THAN IN A LAWSUIT, AND OTHER RIGHTS THAT YOU AND WE WOULD HAVE IN COURT MAY NOT BE AVAILABLE IN ARBITRATION.**

Any claim or dispute, whether in contract, tort, statute or otherwise (including the interpretation and scope of this Arbitration Provision, and the arbitrability of the claim or dispute), between you and us or our employees, agents, successors or assigns, which arises out of or relates to your credit application, purchase or condition of this vehicle, this contract or any resulting transaction or relationship (including any such relationship with third parties who do not sign this contract) shall, at your or our election, be resolved by neutral, binding arbitration and not by a court action If federal law provides that a claim or dispute is not subject to binding arbitration, this Arbitration Provision shall not apply to such claim or dispute Any claim or dispute is to be arbitrated by a single arbitrator on an individual basis and not as a class action You expressly waive any right you may have to arbitrate a class action You may choose the American Arbitration Association, 1633 Broadway, 10th Floor, New York, New York 10019 (www.adr org), or any other organization to conduct the arbitration subject to our approval You may get a copy of the rules of an arbitration organization by contacting the organization or visiting its website

Arbitrators shall be attorneys or retired judges and shall be selected pursuant to the applicable rules. The arbitrator shall apply governing substantive law and the applicable statute of limitations The arbitration hearing shall be conducted in the federal district in which you reside unless the Seller-Creditor is a party to the claim or dispute, in which case the hearing will be held in the federal district where this contract was executed. We will pay your filing, administration, service or case management fee and your arbitrator or hearing fee all up to a maximum of $5000, unless the law or the rules of the chosen arbitration organization require us to pay more The amount we pay may be reimbursed in whole or in part by decision of the arbitrator if the arbitrator finds that any of your claims is frivolous under applicable law Each party shall be responsible for its own attorney, expert and other fees, unless awarded by the arbitrator under applicable law If the chosen arbitration organization's rules conflict with this Arbitration Provision, then the provisions of this Arbitration Provision shall control Any arbitration under this Arbitration Provision shall be governed by the Federal Arbitration Act (9 U.S.C § 1 et seq) and not by any state law concerning arbitration Any award by the arbitrator shall be in writing and will be final and binding on all parties, subject to any limited right to appeal under the Federal Arbitration Act

You and we retain the right to seek remedies in small claims court for disputes or claims within that court's jurisdiction, unless such action is transferred, removed or appealed to a different court Neither you nor we waive the right to arbitrate by using self-help remedies, such as repossession, or by filing an action to recover the vehicle, to recover a deficiency balance, or for individual injunctive relief. Any court having jurisdiction may enter judgment on the arbitrator's award This Arbitration Provision shall survive any termination, payoff or transfer of this contract. If any part of this Arbitration Provision, other than waivers of class action rights, is deemed or found to be unenforceable for any reason, the remainder shall remain enforceable If a waiver of class action rights is deemed or found to be unenforceable for any reason in a case in which class action allegations have been made, the remainder of this Arbitration Provision shall be unenforceable.

Seller assigns its interest in this contract to Toyota Motor Credit Corporation (Assignee) under the terms of Seller's agreement(s) with Assignee

☐ Assigned with recourse ☒ Assigned without recourse ☐ Assigned with limited recourse

Seller GPI SAC-T, INC By [signature] Title FINANCE MANAGER

True and Accurate Completed Copy - UCC Non-Authoritative Copy